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                                                                   EXHIBIT 12(a)


               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)


                                                                                Three Months Ended June 30,
                                                                                ---------------------------
Millions, Except Ratios                                                           2001               2000
                                                                                --------           --------
Earnings:
     Net income ......................................................          $    243           $    244
     Undistributed equity earnings ...................................                (1)               (13)
                                                                                --------           --------
Total earnings .......................................................               242                231
                                                                                --------           --------
Income taxes .........................................................               148                142
                                                                                --------           --------
Fixed charges:
     Interest expense including amortization of debt discount ........               178                180
     Portion of rentals representing an interest factor ..............                10                 42
                                                                                --------           --------
Total fixed charges ..................................................               188                222
                                                                                --------           --------
Earnings available for fixed charges .................................          $    578           $    595
                                                                                --------           --------
Ratio of earnings to fixed charges ...................................               3.1                2.7
                                                                                --------           --------